Note: Using this form of agreement, Metropolitan Life Insurance Company (and its affiliated insurance companies*) has entered into separate agreements with each of the following reinsurers:

Canada Life Assurance Company
General Re Life Corporation
Generali USA Life Reassurance Company
Hannover Life Reassurance Company of America
Metropolitan Life Insurance Company
Munich American Reassurance Company
Optimum Re Insurance Company
RGA Reinsurance Company
SCOR Global Life U.S. Re Insurance Company
Scottish Re (US) Inc
Swiss Re Life & Health America
Transamerica Financial Life Insurance Company

* New England Life Insurance Company/General American Life insurance Company/ MetLife Investors USA Insurance Company/ MetLife Investors Insurance Company/ First MetLife Insurance Company/ Metropolitan Tower Life Insurance Company/MetLife Insurance Company of Connecticut

                                                                     EXHIBIT(G)

                    AUTOMATIC AND FACULTATIVE YRT AGREEMENT

                                    BETWEEN

                   THE METROPOLITAN LIFE INSURANCE COMPANIES
                 WHICH SHALL INCLUDE THE FOLLOWING COMPANIES:
      METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK INSURANCE COMPANY,
    NEW ENGLAND LIFE INSURANCE COMPANY, A MASSACHUSETTS INSURANCE COMPANY, GENERAL AMERICAN LIFE INSURANCE COMPANY, A MISSOURI INSURANCE COMPANY, METLIFE INVESTORS USA INSURANCE COMPANY, A DELAWARE INSURANCE COMPANY,
      METLIFE INVESTORS INSURANCE COMPANY, A MISSOURI INSURANCE COMPANY,
   FIRST METLIFE INVESTORS INSURANCE COMPANY, A NEW YORK INSURANCE COMPANY, METROPOLITAN TOWER LIFE INSURANCE COMPANY, A DELAWARE INSURANCE COMPANY, AND
  METLIFE INSURANCE COMPANY OF CONNECTICUT, A CONNECTICUT INSURANCE COMPANY. (HEREINAFTER INDIVIDUALLY OR COLLECTIVELY REFERRED TO AS "THE CEDING COMPANY" OR
                                 "COMPANIES")

                                      AND

     GENERALI USA LIFE REASSURANCE COMPANY, A MISSOURI REINSURANCE COMPANY
                 (HEREINAFTER REFERRED TO AS "THE REINSURER")

                              EFFECTIVE 1/1/2012

                                     INDEX

Article Name                                         Article Number Page Number
------------                                         -------------- -----------
Preamble                                                                 4
Automatic Cessions                                        I              5
Underwriting                                              II             7
Facultative Cessions                                      III            8
Reinsurance Premiums                                      IV             9
Reinsurer's Liability                                     V             11
Claims                                                    VI            12
Administration and Accounting                             VII           14
DAC Tax                                                   VIII          16
Conversions and Exchanges                                 IX            17
Terminations, Reductions/Increases and Changes            X             19
Recapture and Retention Changes                           XI            21
Reinstatements, Reduced Paid-Up Insurance and
  Extended Term Insurance                                 XII           23
Insolvency                                                XIII          24
Arbitration                                               XIV           26
Duration of Agreement                                     XV            29
Miscellaneous                                             XVI           30
    A. Choice of Law
    B. Severability
    C. Reserve Credit
    D. Statement Credit
    E. Assignment
    F. Rights Under Agreement
    G. Confidentiality
    H. Inspection of Records
    I. Damages
    J. Errors and Omissions
    K. Indemnification and Limitation of Liability
    L. Entire Agreement
    M. Modifications to Agreement
    N. Survival
    O. Right of Offset
    P. Currency
    Q. Independent Contractor
    R. Agents, Intermediaries, and Representatives
    S. Construction Rules
    T. Compliance With Law
    U. Notices and Communications
    V. Representation of Authority and
       Acknowledgement of Understanding
    W. Representation of Valid Signature
    X. Counterparts
    Y. Retained Amounts

   Execution                                              XVII          36

                               -----------------

Exhibit Name                                                 Exhibit Number
------------                                                 --------------
Limits and Reinsurer's Share                                      I         39
Ceding Company Retention Limits and Share                         II        42
Policies and Riders                                               III       45
Reinsurance Rates                                                 IV        48
Exhibit IV, Table A                                                         51
Exhibit IV, Single Life Mortality Rate Tables                               57
Monthly Statements                                                V         58

                                   PREAMBLE
                                   --------

This Reinsurance Agreement ("the Agreement") shall be effective as of 12:01 a.m.(EST) January 1, 2012 (the "Effective Date") between the Metropolitan Life Insurance Companies, ("the Ceding Company" or "Companies") and Generali USA Life Reassurance Company ("the Reinsurer").

The background of this Agreement is that the Ceding Company cedes and the Reinsurer accepts, on a yearly renewable term ("YRT") basis, the Reinsurer's quota share, as shown in Exhibit I, of the risks associated with Single Life and Joint Policies ("the Policies") and associated Riders that the Ceding Company may issue during the term of this Agreement.

In consideration of the mutual promises set forth herein, the parties agree as follows:

                                   ARTICLE I
                              AUTOMATIC CESSIONS
                              ------------------

The Ceding Company shall cede and the Reinsurer shall accept as indemnity reinsurance, on a YRT basis, in accordance with the terms and conditions hereof, the portions of the Ceding Company's risk on all Policies as provided in Exhibit I, with respect to each Policy and the Ceding Company shall retain for its own account the portions of the risk on each Policy as provided in
Exhibit II not to exceed its per life retention, provided that the following conditions are met:

A. The Ceding Company shall have retained the specified portion of the risk on each ceded Policy.

B. The amount applied for as stated on a signed application or signed application amendment accepted by the Ceding Company, and in force on that life with the Ceding Company does not exceed the Automatic Binding Limit as shown in Exhibit I.

     Notwithstanding the above and for purposes of this Section B only, the total amount in force shall not include any amounts in respect of a policy that replaces an equal or lesser amount of inforce coverage and has been issued as an internal replacement by the Ceding Company. The Ceding Company shall be responsible for effectuating any such replacement.

     For joint life policies, the amount described above in this Section B that is compared to the Automatic Binding Limit shall be the greater of the amounts on each of the lives.

C. The sum of the amount of insurance already in force in all insurers, including any coverage to be replaced, and the amount applied for on that life in all insurers, according to information received by the Ceding Company as stated on a signed application or signed application amendment accepted by the Ceding Company, does not exceed the Jumbo Limit as shown in
    Exhibit I.

     To the best of the Ceding Company's knowledge at the time of policy issuance, the information in the signed application is accurate and the Ceding Company has reviewed the following information to confirm inforce coverage:

     1. A check of the Ceding Company's inforce amounts on the life per section B above
     2. MIB Checking Service for all policy amounts
     3. Insurance Activity Index for policy amounts of $250,000 or more
     4. The following additional information when available based on the Ceding Company's normal individual ordinary life underwriting rules and practices in effect at the time of issuance:
        a.  Personal History Interview/Investigative Consumer Report
        b.  Statement of Policyowner Intent

     Notwithstanding the above and for purposes of this Section C only, the total amount in force shall not include any amounts in respect of a policy that meets one of the following conditions:

    1. The policy is one with another carrier that will be replaced in exchange for a new policy issued by the Ceding Company and the Ceding Company has received a signed, original Absolute Assignment form to effect an IRC Sec. 1035 exchange (regardless as to whether the replacement qualifies as a Sec. 1035 exchange); or

    2. The policy replaces an equal or lesser amount of inforce coverage and has been issued as an internal replacement by the Ceding Company.

    The Ceding Company shall be responsible for effectuating any such replacement.

    For joint life policies, the amount described above in this Section C that is compared to the Jumbo Limit shall be the greater of the amounts on each of the lives.

D. The Ceding Company has not applied for facultative coverage on that life within the last thirty- six (36) months.

    This Section D shall not apply if:

    1. the reason for any prior facultative submission was solely due to the prior application exceeding the Automatic Binding Limit or Jumbo Limit in effect for the prior application, or

    2. the reason for any prior facultative submission was solely due to the prior application not meeting the Ceding Company's guidelines for foreign residents and citizens or travel abroad in effect for the prior application.

    Policies submitted through RGA's Automatic Selection and Assessment Program are ceded automatically for purposes of this section.

E.  The Policy is listed in Exhibit III.

F. The Policy is issued to a resident of the United States, Canada, Guam or Puerto Rico, or meets the Ceding Company's guidelines for foreign residents and citizens or permanent residents of the United States, Canada, Guam or Puerto Rico traveling abroad.

G. The Policy is not submitted through RGA's Automatic Selection and Assessment Program.

                                  ARTICLE II
                                 UNDERWRITING
                                 ------------

A. The Policies reinsured under this Agreement shall be issued in accordance with the Ceding Company's normal individual ordinary life underwriting rules and practices in effect at the time of issuance, or issued in accordance with the reasonable exercise of the underwriter's discretion and judgment.

B. The Ceding Company provided the Reinsurer with a copy of the Ceding Company's THE Life Underwriting GUIDE pursuant to the reinsurance quote process. THE Life Underwriting GUIDE summarizes the Ceding Company's normal individual ordinary life underwriting rules. Prior to the date of termination of this Agreement with respect to new business, any proposed changes to THE Life Underwriting GUIDE that materially impact mortality will be provided to the Reinsurer in advance.

                                  ARTICLE III
                             FACULTATIVE CESSIONS
                             --------------------

The Ceding Company has the option to, in accordance with the provisions of this Article, facultatively submit to the Reinsurer any Policy that is not obligatorily ceded under the provisions of Article I, provided that the provisions of Sections A through D below are met. In addition, there is no limitation on the Ceding Company's right to submit a case facultatively to other reinsurers.

A. the Ceding Company shall have provided to the Reinsurer copies of the original Policy application. The Ceding Company shall also have provided to the Reinsurer medical reports, inspection reports, attending physician statements in possession of the Ceding Company at the time of submission to the Reinsurer, and other information known to the Ceding Company at time of submission that is material to the insurability of the risk unless otherwise agreed upon by the Ceding Company and the Reinsurer;

B. the Ceding Company shall have notified the Reinsurer of any outstanding underwriting requirements at the time of the facultative submission unless otherwise agreed upon by the Ceding Company and the Reinsurer;

C. the Ceding Company shall have notified the Reinsurer of its acceptance of the Reinsurer's proposed terms and conditions for the facultative cession within 120 days of receipt, or the termination date specified in the Reinsurer's offer unless the Reinsurer in writing expressly extends the period for the Ceding Company's acceptance or rejection; and

D. the facultative cessions shall not be limited to those Policies that are listed in Exhibit III.

                                  ARTICLE IV
                             REINSURANCE PREMIUMS
                             --------------------

A. Life reinsurance shall be on the yearly renewable term basis for the net amount at risk (death benefit less cash value or fund value) on that portion of the policy which is reinsured by the Reinsurer. Premiums and allowances shall be based on the rates specified in Exhibit IV.

B. The Reinsurer shall not indemnify the Ceding Company for premium taxes or guaranty fund assessments. In the event that the Reinsurer becomes an alien company, the Reinsurer shall reimburse the Ceding Company for any federal excise tax payable on business ceded under this Agreement.

C. The Ceding Company shall report and pay reinsurance premiums on an annual basis in advance without regard to the Policy mode of premium payment.

D. For technical reasons relating to statutory reserve requirements, the YRT rates described in Exhibit IV cannot be guaranteed for more than one year. The Reinsurer anticipates continuing to accept premiums on the basis of the YRT rates described in Exhibit IV. The guaranteed reinsurance premium for each age and duration shall be the higher of the premium based on the reinsurance rates shown in Exhibit IV or the premium based on the statutory minimum valuation mortality table, as specified in Exhibit III, and the statutory maximum valuation interest rate permitted for the underlying Policy under the National Association of Insurance Commissioners' Standard Valuation Law.

E. During the fifteen (15) years following the issue date of the original Policy, the Reinsurer may increase the YRT rates only due to actual mortality experience poorer than originally priced for on this business and all similar business and only if the Reinsurer also concurrently increases the reinsurance rates on all similar business by a like amount. Similar business would include all reinsurance assumed on fully underwritten products issued in the five (5) years prior or subsequent to the effective date of the Agreement where the Reinsurer has the right to raise rates.

    Notwithstanding the above, if the Ceding Company increases it's charges to the Policyholder based on changes in actual or expected mortality, the Reinsurer may increase rates on this Agreement on a consistent basis. The Reinsurer shall provide one hundred and eighty (180) days written notice prior to any increase in YRT rates taking effect.

    Should the Reinsurer at any time be required to establish or maintain any additional reserves, including deficiency reserves, on the inforce business ceded under this Agreement by the insurance regulatory authority in its state of domicile by virtue of the assurances provided above, upon the Reinsurer's written notice to the Ceding Company, this Section E will be modified and amended as mutually agreed upon by the Ceding Company and Reinsurer to eliminate any additional reserves, including deficiency reserves, on the inforce business ceded under this Agreement. If, after thirty (30) days following this notice, this Section E language cannot be agreed to by the Ceding Company and the Reinsurer, the first paragraph of this Section E will be deleted without any further formalities or actions.

F. For Policies that terminate, reduce or change, the Reinsurer shall refund any unearned reinsurance premium net of any allowances.

G. For Policies that are reinstated after coverage has ceased, the Ceding Company shall pay to the Reinsurer reinsurance premiums net of any allowances for the period for which the Ceding Company received Policy premiums in arrears.

                                   ARTICLE V
                             REINSURER'S LIABILITY
                             ---------------------

A. The Reinsurer's liability for cessions under Article I of this Agreement or automatic cessions as specified in Article IX or Article X shall commence simultaneously with that of the Ceding Company.

B. The Reinsurer shall have no liability for Policy proceeds paid under the Ceding Company's temporary insurance agreement ("TIA") unless conditions for automatic cessions under Article I of this Agreement are met or the Reinsurer has made a Facultative offer and the Ceding Company would have accepted that offer. If offers have been received from at least one other reinsurer, the Ceding Company will allocate coverage based on the Ceding Company's normal allocation rules for placement of Facultative cases. The Reinsurer will accept liability provided that the Ceding Company has followed its normal cash-with-application procedures for such coverage.

C. The Reinsurer's liability for facultatively accepted cessions shall commence when all of the conditions specified in Article III for facultative acceptances or the conditions specified in Article IX or
    Article X shall have been met.

                                  ARTICLE VI
                                    CLAIMS
                                    ------

A. The Reinsurer shall in all cases be obligated to follow the Ceding Company's fortunes and settlements. The Reinsurer shall be unconditionally bound by the judgment of the Ceding Company as to the obligations and liabilities of the Ceding Company under any Policy. The Ceding Company's decision to pay contractual Policy claims without contest, compromise or litigation shall be unconditionally binding on the Reinsurer. The Reinsurer shall consider participating in the Ceding Company's EX GRATIA payments on a case-by-case basis but is not legally bound to participate in such payments.

B. The Ceding Company shall give written notice within a reasonable timeframe of Policy claims to the Reinsurer. In respect of any claim, the Ceding Company shall, at the Reinsurer's request, provide copies to the Reinsurer of the proof of payment by the Ceding Company and a copy of the insured's death certificate. For those claims where documentation is provided, the Reinsurer shall accept copies of the proof of payment by the Ceding Company and copy of the insured's death certificate provided by the Ceding Company as sufficient evidence of the Ceding Company's liability.

C. The Ceding Company shall give written notice within a reasonable timeframe to the Reinsurer that the Ceding Company intends to contest, compromise or litigate a Policy claim over $2,000,000. The Ceding Company shall also provide the Reinsurer written notice within a reasonable timeframe of any legal proceedings initiated against the Ceding Company in response to its contest of a Policy claim over $2,000,000. Upon receipt of the Ceding Company's notice of its intent to contest, compromise or litigate a Policy claim, the Reinsurer shall promptly pay its share of the amount that would have been payable had there been no controversy. For any Policy claim of $2,000,000 or less, the Reinsurer shall be deemed to have agreed to participate in the contest; however, for purposes of extra-contractual damages as described in Article XVI, Section I, the Reinsurer shall not be deemed to have agreed in writing to participate in the contest. If the Reinsurer has agreed to participate in the contest and the contest, compromise or litigation results in a reduction in the liability of the Policy, the Reinsurer shall share in the reduction in the same proportion that the amount of reinsurance bore to the amount payable under the terms of the Policy on the date of death of the insured.

D. The Reinsurer shall pay its share of specific claim investigation and legal expenses relative to contested, compromised or litigated claims, the investigation of contestable death claims, accelerated death benefit claims, foreign death claims or investigative expenses associated with a fraudulent life insurance matter unless the Reinsurer has discharged its liability in accordance with Section C, above. If the Reinsurer has so discharged its liability, it shall not participate in any expenses incurred thereafter.

    The Reinsurer shall not be liable for any portion of any administrative expenses incidental to the settlement of claims or for the compensation of salaried officers and employees of the Ceding Company involved in the settlement or investigation of claims, provided however that compensation as used in this paragraph shall not include the hourly fees and expenses associated with the investigation or litigation of a particular claim by salaried officers and employees of the Ceding Company. The Reinsurer shall not be liable for expenses incurred by the Ceding Company solely to resolve a dispute arising out of conflicting claims of entitlement to policy proceeds or benefits.

E. In the event that the amount of insurance provided by a Policy or Policies reinsured hereunder shall be increased or reduced because of a misstatement of age or sex established after the death of the insured, the Reinsurer shall share in the increase or reduction in the proportion to the net liability that the Reinsurer bore to the total net liability under the Policy immediately prior to such increase or reduction. The Policy or Policies shall be restated in accordance with the terms and rules of the Ceding Company; however, no adjustment in age or sex shall be deemed to cause a Policy or Policies to exceed the Automatic Binding Limits or Jumbo Limits. Any adjustment for the difference in reinsurance premiums shall be made without interest.

F. The Reinsurer shall pay interest on its share of any Policy claim settlement calculated at the same rate and for the same period of time as that used by the Ceding Company.

G. The Reinsurer shall share in the same proportion of any claim under an accelerated death benefit rider (and any continued coverage under the policy) that the Reinsurer would share in the absence of the rider.

H. Policy Rescission: If it is determined that a policy reinsured under this Agreement should be rescinded due to misrepresentation by the policyholder or the insured, the Reinsurer will pay its share of reasonable investigation and legal expenses connected with the rescission action.

    The Reinsurer shall not be liable for any portion of any administrative expenses incidental to the rescission action or for the compensation of salaried officers and employees of the Ceding Company involved in the rescission action other than third party expenses incurred by the Ceding Company, provided however that compensation as used in this paragraph shall not include the hourly fees and expenses associated with the investigation or litigation of a particular rescission by salaried officers and employees of the Ceding Company.

    If the Ceding Company returns premiums to the policy owner or beneficiary as a result of misrepresentation, or if the Ceding Company pays a suicide benefit equal to the premiums paid for the policy, the Reinsurer will refund net reinsurance premiums received on that policy to the Ceding Company, without interest.

                                  ARTICLE VII
                         ADMINISTRATION AND ACCOUNTING
                         -----------------------------

A. The Ceding Company shall administer the Policies, establish and maintain necessary and appropriate Policy records in accordance with its general standards and practices and shall furnish monthly statements for the month just past to the Reinsurer in a form substantially similar to that shown in
    Exhibit V within thirty (30) days following the close of each month showing the net amount due to or from the Reinsurer. The net amount shall be based on reinsurance premiums net of allowances, including any adjustments due to termination or changes, less claims.

B. The Ceding Company shall include with each monthly statement payment of the net amount, if any, due to the Reinsurer as shown on the monthly statement. Amounts that have not been paid within thirty (30) days following the close of each month shall be in default. The Reinsurer shall pay to the Ceding Company any amounts due to the Ceding Company as shown on the monthly statement within thirty days after the Reinsurer receives the monthly statement from the Ceding Company. Any amounts due to the Ceding Company that have not been paid within thirty (30) days after the due date shall be in default.

C. Subject to the provisions of Article XVI, Section J, Error and Omissions, the Reinsurer may terminate the reinsurance on risks for which reinsurance premiums are in default by giving thirty (30) days written notice of termination to the Ceding Company; provided, however, that the Ceding Company may cure the default as provided herein. Except to the extent the default shall have been cured, as of the close of the last day of this thirty (30) day period, the Reinsurer's liability for reinsurance shall terminate with respect to risks that are the subject of the termination notice and risks for which the reinsurance premiums went into default during the thirty (30) day notice period.

D. Notwithstanding termination of reinsurance as provided in Section C of this Article, the Ceding Company shall continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned by the Reinsurer under this Agreement.

E. Reinsurance terminated under Section C of this Article may be reinstated by the Ceding Company if, within sixty (60) days after the effective date of its termination, the Ceding Company pays in full all of the unpaid reinsurance premiums for the reinsurance that was in force prior to its termination. The effective date of reinstatement shall be the day on which the Reinsurer receives all of the required reinsurance premiums. The Reinsurer shall have no liability in connection with any claims incurred between the date of termination of reinsurance applicable to a Policy and the date of reinstatement of reinsurance of that Policy.

F. The first day of the thirty (30) day notice of termination under Section C of this Article shall be the day on which the Ceding Company receives the termination notice. If all premiums in default are received by the Reinsurer within the thirty (30) day notice period, the reinsurance shall remain in effect.

G. The Ceding Company shall bear the expense of all medical examinations, inspection fees and other charges incurred in connection with Policy issuance.

                                 ARTICLE VIII
                                    DAC TAX
                                    -------

A. The Parties are making a joint election under Treas. Reg. (S)1.848-2(g)(8) under which:

    1. The Party with the net positive consideration under this Agreement is required to capitalize specified policy acquisition expenses with respect to such Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code.

    2. This election shall be effective with the effective date of this Agreement.

    3. Each party shall attach a schedule to its federal income tax return for its first taxable year ending after the election becomes effective which identifies the Agreement for which this joint election under Treas. Reg. (S)1.848-2(g)(8) has been made.

B. The Parties agree to exchange information pertaining to the amount of net consideration as determined under Treas. Reg. (S)1.848-2(f) for this Agreement to ensure consistency as to amount and timing or as is otherwise required by the Internal Revenue Service.

C. The exchange of information described in section B above shall follow the procedures set forth below:

    1. the Ceding Company shall submit its calculation of the "net consideration" as defined under the above referenced regulation to the Reinsurer not later than April 1 for each and every tax year for which this Agreement is in effect;

    2.  the Reinsurer may challenge such calculation within thirty
        (30) calendar days of receipt of the Ceding Company's calculation; and

    3. if the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach an agreement on an amount of net consideration, each party shall report the agreed upon amount in their respective tax returns for the preceding taxable year.

D. The Parties represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code or Subpart F of Part III of Subchapter N of chapter 1 of the Internal Revenue Code.

                                  ARTICLE IX
                           CONVERSIONS AND EXCHANGES
                           -------------------------

A. If any policy greater than or equal to $1,750,000 that was ceded automatically

    1.  under this Agreement by any of the Ceding Companies, or
    2. another reinsurance agreement by any of the Ceding Companies excluding any policy issued prior to January 1, 2007 by MetLife Insurance Company of Connecticut

    is exchanged for or converted to a policy that is not underwritten at time of exchange or conversion in accordance with the Ceding Company's normal individual ordinary life underwriting rules and practices, the new Policy, up to the amount of the original policy, shall be reinsured under this Agreement based upon the Reinsurer's shares shown in Exhibit I and based upon the policy date, age and underwriting classification of the original policy.

B. If any policy greater than or equal to $1,750,000 that was ceded facultatively

    1.  to the Reinsurer under this Agreement by any of the Ceding Companies, or
    2. another reinsurance agreement by any of the Ceding Companies excluding any policy issued prior to January 1, 2007 by MetLife Insurance Company of Connecticut

    is exchanged for or converted to another policy, the new Policy shall be reinsured under this Agreement to the Reinsurer, up to the amounts reinsured with the Reinsurer on the original policy, based upon the policy date, age and underwriting classification of the original policy, unless otherwise agreed upon on a policy by policy basis.

C. If a Policy less than $1,750,000 that was ceded automatically or facultatively under this Agreement is exchanged for or converted to another policy, the Ceding Company shall recapture the reinsurance under this Agreement.

D. If existing business that was not ceded under this Agreement and that is not specifically covered under this Agreement as described in Paragraph A or Paragraph B above is exchanged for, or converted to another policy, it shall not be considered reinsured under this Agreement, unless otherwise agreed upon.

E.  Notwithstanding Paragraphs A through D above,

    1. For any Policy reinsured automatically under this Agreement that is exchanged under an Exchange Program initiated by the Ceding Company, the Ceding Company shall reinsure the new Policy under this Agreement based upon the Reinsurer's share shown in Exhibit I and based upon the policy date, age, and underwriting classification of the original policy, unless otherwise agreed upon by the Reinsurer and Ceding Company.

    2. For any Policy reinsured facultatively under this Agreement that is exchanged under an Exchange Program initiated by the Ceding Company, the Ceding Company shall reinsure the new Policy under this Agreement, up to the amount reinsured with the Reinsurer on the original Policy, based upon the policy date, age, and underwriting classification of the original policy, unless otherwise agreed upon by the Reinsurer and Ceding Company.

    3. For any policy not reinsured under this Agreement that is exchanged under an Exchange Program initiated by the Ceding Company to a policy listed in Exhibit III, the Ceding Company shall not reinsure the new policy under this Agreement, unless otherwise agreed upon by the Reinsurer and Ceding Company.

    4. For purposes of this Agreement, the term "Exchange Program" shall mean any program initiated by the Ceding Company relating to a particular block of policies in which a policy or any portion of the cash value of a policy can be exchanged extra-contractually for another policy which is written by the Ceding Company, its affiliates, successors or assigns, upon terms which are more favorable to the policyholder than those which would apply in the absence of the program.

F. Group Conversions shall not be considered reinsured under this Agreement, unless otherwise agreed upon by the Reinsurer and Ceding Company.

                                   ARTICLE X
                TERMINATIONS, REDUCTIONS/INCREASES AND CHANGES
                ----------------------------------------------

A. If a Policy that was ceded automatically under this Agreement that is less than or equal to $10,000,000 and is not issued to a professional athlete is increased, reduced, or terminated, the total amount ceded to the Reinsurer after the increase, reduction, or termination, shall be based upon the Reinsurer's share as described in Exhibit I. For Policies ceded automatically for which the increase will cause the amount ceded to exceed the autobind or jumbo limits as shown in Exhibit I, increases with underwriting at time of the increase shall be reinsured on the basis described in Article III.

B. If a Policy that was ceded facultatively under this Agreement or a Policy that was ceded automatically under this Agreement that is greater than $10,000,000 or is issued to a professional athlete is increased, reduced, or terminated, the total amount ceded to the Reinsurer after the increase, reduction, or termination shall be based upon the Reinsurer's share of the Policy immediately before the change. For Policies ceded facultatively or for Policies ceded automatically for which the increase will cause the amount ceded to exceed the autobind or jumbo limits as shown in Exhibit I, increases with underwriting at time of the increase shall be reinsured on the basis described in Article III.

C.  If the Ceding Company recaptures up to its retention limit as described in
    Article XI and a Policy, reinsured in excess of the Ceding Company's retention limit, is subsequently reduced or terminated, reinsurance of the policy on that life shall be reduced, to restore, as far as possible, the Ceding Company's retention on the risk. If the reinsurance on any policy has been ceded to more than one reinsurer, the reduction in reinsurance with the Reinsurer on such policy shall be the same fraction of the total reinsurance on that policy immediately before the reduction.

D. If a Policy that was ceded under this Agreement is increased under contractual increase without underwriting at time of the increase, the increase shall be reinsured under this Agreement based upon the policy date, age and underwriting classification of the original policy. If a Policy that was ceded automatically under this Agreement is increased with underwriting at time of the increase, in accordance with the Ceding Company's normal individual ordinary life underwriting rules and practices at the time of the increase, the increase shall be reinsured on the basis described in Article I based upon the policy date, age and underwriting classification of the Policyholder at time of the increase. For Policies ceded facultatively or for Policies ceded automatically for which the increase will cause the amount ceded to exceed the autobind or jumbo limits as shown in Exhibit I, increases with underwriting at time of the increase shall be reinsured on the basis described in Article III based upon the policy date, age and underwriting classification of the Policyholder at time of the increase.

E. For Policies ceded automatically, reduction or removal of table ratings and flat extras and changes in smoking classification shall be underwritten according to the Ceding Company's normal rules and practices and the Reinsurer shall be bound automatically. For Policies ceded facultatively, risk classification changes shall be subject to the Reinsurer's approval.

F. Reduction and termination are permitted only when the underlying policyholder directs such a reduction or termination of the reinsured policy or when the reduction or termination occurs pursuant to the terms of the contract.

                                  ARTICLE XI
                        RECAPTURE AND RETENTION CHANGES
                        -------------------------------

A. The Ceding Company shall provide the Reinsurer within a reasonable timeframe with written notification of the new maximum retention limits and the effective date.

B. For Policies ceded pursuant to this Agreement, the Ceding Company may recapture business to reflect changes in its retention limits, provided that:

    1. Fifteen (15) years have elapsed since the issue date of the original policy. For policies issued as a result of exchange or conversion, the duration for recapture eligibility shall be based on the date used for premium calculations.

    2. Recapture shall become effective on the policy anniversary date following notification to the Reinsurer of the Ceding Company's intent to recapture unless otherwise agreed upon by the Ceding Company and the Reinsurer.

    3. If the reinsurance on the Policy has been ceded to more than one reinsurer, the reduction in reinsurance with the Reinsurer on such Policy shall be the same fraction of the total recapture on that Policy as the Reinsurer held of the total reinsurance on that Policy immediately before the recapture.

    4. For Policies ceded on a First Dollar Quota Share Basis, the Ceding Company will maintain its existing quota share percentage of retention on the Policy; however, it may apply the percentage up to the new increased retention limits.

C. The Ceding Company shall have the unilateral right to recapture inforce reinsurance or amounts thereof up to its retention limit, provided that fifteen (15) years have elapsed since the issued date of the original policy. For policies issued as a result of exchange or conversion, the duration for recapture eligibility shall be based on the date used for premium calculations.

D. If the Reinsurer increases YRT reinsurance premiums on inforce business as described in Article IV, the Ceding Company may recapture all inforce cessions or amounts thereof up to its retention limit within one hundred and eighty (180) days following the notice of the premium change.

    Notwithstanding the above, if the Ceding Company increases its charges to the Policyholder based on changes in actual or expected mortality, the Reinsurer may increase rates on this Agreement on a consistent basis without the Ceding Company having the right to recapture inforce YRT cessions under this Paragraph.

E. The Ceding Company shall have the right to recapture inforce reinsurance if either:

    1. the ratio of Reinsurer's total adjusted capital (TAC) to the Reinsurer's Authorized Control Level (ACL) risk based capital, as defined and calculated in accordance with the process set forth in the insurance laws and regulations promulgated by Reinsurer's state of domicile falls below and remains below two hundred fifty percent (250%) for two (2) consecutive quarterly accounting periods, or

    2. the Reinsurer is required by the Insurance Department of Reinsurer's state of domicile to file a plan of action responding to the negative trend in such ratio, in accordance with applicable insurance regulations ("Negative Trend Plan").

    The Reinsurer agrees to report to Ceding Company its ACL risk based capital annually and its TAC quarterly simultaneously with reporting to the Insurance Department of Reinsurer's state of domicile. Such recapture shall be effective as of the date of the occurrence of the event specified in Section E.

F. If any reinsurance is recaptured under any provisions of this Agreement, all reinsurance eligible for recapture under the provisions of this Article must be recaptured.

G. If the Ceding Company intends to recapture inforce reinsurance, it shall provide ninety (90) days prior written notice to the Reinsurer unless otherwise agreed upon by the Ceding Company and the Reinsurer. The first day of the notice period shall be deemed to be the date on which notice is received by the other party.

H. For recapture under any provision of this Agreement the parties will agree to a settlement based on any unearned premiums and the Reinsurer shall remain liable for any claims with a date of death prior to the effective date of recapture for each policy unless otherwise agreed upon by the Ceding Company and the Reinsurer.

                                  ARTICLE XII
     REINSTATEMENTS, REDUCED PAID-UP INSURANCE AND EXTENDED TERM INSURANCE
    ----------------------------------------------------------------------

A. Reinsurance of any lapsed Policy that was ceded on an automatic basis in accordance with the terms and conditions of this Agreement may be automatically reinstated so long as the Policy is reinstated in accordance with terms and rules of the Ceding Company. If a policy reinsured on a facultative basis is reinstated, approval by the Reinsurer(s) will be required prior to reinstatement if the Ceding Company's regular reinstatement rules indicate that more evidence than a Statement of Good Health is required. The Ceding Company shall pay the Reinsurer reinsurance premiums net of any allowances for the period for which the Ceding Company received premiums in arrears from the policyholders.

B. Policy changes that are the result of extended term insurance or reduced paid-up insurance (nonforfeiture options) shall continue to be reinsured proportionately and shall be handled in accordance with Article IV.

                                 ARTICLE XIII
                                  INSOLVENCY
                                  ----------

A.  A party to this Agreement will be deemed insolvent when it:

    1. applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets;

    2.  is adjudicated as bankrupt or insolvent;

    3. files or consents to the filings of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

    4. becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

B. In the event of the insolvency of the Ceding Company all reinsurance benefits shall be payable by the Reinsurer directly to the Ceding Company or to the liquidator, receiver or statutory successor of the Ceding Company on the basis of the liability of the Ceding Company under the policies reinsured without diminution because of the insolvency of the Ceding Company.

C. In the event of the insolvency of the Ceding Company, the liquidator, receiver, or statutory successor shall give the Reinsurer written notice of the pendency of a claim on a reinsured Policy within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the name of the Ceding Company (or its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that the Reinsurer may deem available to the Ceding Company or its liquidator, receiver, or statutory successor.

D. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreements as though such expense had been incurred by the Ceding Company.

E. In the event of the insolvency of the Reinsurer, the Ceding Company may recapture all of the business reinsured by the Reinsurer under this Agreement. Such recapture shall be effective as of the date of the insolvency.

F. In the event of the insolvency of either party, the insolvent party must notify the other party of its insolvency within thirty (30) days.

G. In the event of the insolvency of the Reinsurer, the Ceding Company must notify the Reinsurer (or its liquidator, receiver, or statutory successor) whether or not it is going to recapture the business within sixty (60) days after being notified of the Reinsurer's insolvency.

                                  ARTICLE XIV
                                  ARBITRATION
                                  -----------

A. All disputes and differences arising from or related to this Agreement between the Ceding Company and the Reinsurer shall be decided by arbitration, regardless of the insolvency of either party, unless the liquidator, receiver or statutory successor is specifically exempted from an arbitration proceeding by applicable law.

B. A party may only initiate an arbitration by providing written notification to the other party that shall expressly set forth (a) a brief statement of the issue(s); (b) the failure of the parties to reach agreement; (c) the date of the demand for arbitration and (d) the specific dollar value of the claim asserted, exclusive of (i) interest, (ii) consequential, special or punitive damages, and (iii) attorney's fees. In the event that more than one Reinsurer is involved in the same dispute, all such reinsurers shall act as one party.

C. Where the dollar amount claimed in the notice of arbitration is equal to or less than $500,000, the arbitration panel shall consist of a single disinterested arbitrator who must, at that time, be accredited as an umpire by ARIAS-US. The Umpire Selection Procedures of ARIAS-US, as in force at that time, shall be used to select the arbitrator. The arbitration shall be conducted in accordance with this Article subject to the following exceptions: (i) There shall be no discovery permitted in cases heard by a single arbitrator, unless by mutual agreement of the parties; (ii) the arbitrator's decision shall be based on the submission of briefs, affidavits and documents, and there shall be no hearing permitted unless requested by all parties; and (iii) there shall be no ex parte communication with the arbitrator. In an arbitration presented to a single arbitrator, the arbitrator shall render his decision within 120 days of his or her appointment.

    Where the dollar amount claimed in the notice of arbitration is in excess of $500,000, the arbitration panel shall consist of three arbitrators who must be disinterested and each of whom must, at that time, either be accredited as an arbitrator by ARIAS-US, attorneys who are neither current nor former employees of either party to this Agreement or any entity affiliated with either party to this Agreement, or be an active or former officer of a life insurance or life reinsurance company other than the parties or their affiliates.

D. In arbitrations requiring three arbitrators, each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party refuses or fails to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, the arbitrator shall appoint an arbitrator on its behalf. Within thirty
    (30) days of the appointment of the second arbitrator the two
    (2) arbitrators shall select the third arbitrator, who must also be, at that time, accredited by ARIAS-US as an umpire. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, the Umpire Selection Procedures of ARIAS-US, as in force at that time, shall be used to select the third arbitrator. The arbitration panel shall hold an organizational meeting within thirty (30) days of the selection of the last member of the panel. At the panel's sole discretion, all meetings and hearings before the arbitrators may be conducted telephonically. There shall be no ex parte communication with the Umpire.

E. The arbitrator(s) shall interpret this Agreement as both an honorable engagement and a legal obligation and, in the absence of controlling language in this Agreement, shall consider equitable principles as well as industry custom and practice regarding the applicable insurance and reinsurance business. The arbitrator(s) are released from judicial formalities and shall not be bound by strict rules of procedure and evidence, provided, however, that the arbitrator(s) will abide by applicable laws and precedents concerning evidentiary privileges or doctrines that restrict a party's obligation to produce evidence, including, but not limited to, the attorney-client privilege and attorney work product doctrine.

F. After a notice demanding arbitration is received and the arbitrators appointed, each party to the arbitration shall be required to disclose within thirty days to the other party all documents in its control and not protected by the attorney client privilege or otherwise protected from disclosure by applicable law pertaining to any of the disputes, controversies or claims contained in the notice demanding arbitration or as directed by any two of the arbitrators, provided, however, that nothing herein shall prohibit any party from seeking relief from the arbitrators with respect to any discovery obligation or request that imposes an undue burden on a party

    Any two of the arbitrators shall be empowered at any time to: (i) compel disclosure of documents or submissions of interrogatories or depositions and (ii) determine the relevance or pertinence of any document or person to the dispute, controversy, or claim submitted for arbitration. The arbitrators shall have the discretion to decide all disputed issues following the submissions of briefs and/or affidavits without a formal hearing. If the arbitrators deem it an appropriate case, the arbitrators shall have the authority to decide all or any of the issues in dispute on a motion for summary judgment without need for a formal hearing.

    The arbitrators shall adhere to, and require compliance, with the following timetable: (i) the length of time from the formation of the panel to the final award rendered by the arbitrators shall be no longer than eight months; (ii) no longer than ninety days shall transpire for purposes of document disclosure and, if permitted by the arbitrators, production of witness interrogatories and depositions; and, if a hearing is required,
    (iii) no longer than five days shall transpire for presentation of the case to the arbitrators, and the arbitrators shall be directed to use their best efforts to reach their decision and render an award no longer than thirty days thereafter. Notwithstanding anything to the contrary set forth above, any award rendered shall not be invalidated or otherwise rendered ineffective solely as a result of any failure to comply with any component of the above timetable.

    Organizational and other meetings shall be conducted in English and, unless conducted telephonically, be held in New York, New York.

G. The arbitrators shall decide all matters by majority vote. The decisions of the arbitrator(s) shall be issued in the form of written reasoned opinion expressly stating the panel's (or the arbitrator's, as the case may be) specific findings of fact and conclusions of law, and shall be final and binding on both parties. The arbitrators may, in their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. Judgment may be entered upon the final decisions of the arbitrator(s) in any court of competent jurisdiction. The arbitrator(s) may not award any exemplary or punitive damages.

H. Unless the arbitrators provide otherwise, each party shall be responsible for (a) all fees and expenses charged by its respective counsel, accountants, actuaries and other representatives in connection with the arbitration and (b) one-half of the expenses of the arbitration, including the fees of the arbitrators.

                                  ARTICLE XV
                             DURATION OF AGREEMENT
                             ---------------------

A. Except as otherwise provided herein or as the parties may otherwise agree, the Agreement shall be unlimited in duration. Either party may terminate this Agreement with respect to new business at any time upon ninety
    (90) days prior written notice to the other party. The first day of the notice period shall be deemed to be the date on which notice is received by the other party.

B. During the ninety (90) day period following delivery of a notice of termination, this Agreement shall continue in force in accordance with its terms.

C. Except as the parties may otherwise agree, this Agreement shall continue to apply, after the date of termination, to cessions that became effective prior to the termination of this Agreement.

D. The Ceding Company shall have the option to recapture Policies reinsured under this Agreement that exchange or convert to another policy after the date of termination with respect to new business.

E. The parties shall cooperate in seeking to obtain any required regulatory approvals for this Agreement and, in the event that any required regulatory approval cannot be obtained after reasonable effort, the Agreement and any cessions previously effected hereunder shall be deemed void as of the inception and the parties shall be restored to the position they would have been in had this Agreement never become effective.

                                  ARTICLE XVI
                                 MISCELLANEOUS
                                 -------------

A. Choice of Law and Submission to Jurisdiction: This Agreement is subject to and is to be interpreted in accordance with the laws of the State of New York without regard to the New York choice of law rules. Each of the Ceding Companies and the Reinsurer expressly and irrevocably submits to the exclusive jurisdiction of (i) the United States District Court for the Southern District of New York and (ii) the Supreme Court of the State of New York, County of New York for the purposes of enforcing awards from arbitration or any right to specific performance arising out of this Agreement or any transaction contemplated thereby. Each of the Ceding Companies and the Reinsurer agree to commence any action, suit or proceeding relating to this Agreement either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, County of New York.

B. Severability: In the event that any provision or term of this Agreement is held invalid, illegal or unenforceable, all of the other provisions and terms shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if provisions or terms are held invalid, illegal or unenforceable, the parties shall attempt in good faith to renegotiate the Agreement to carry out its original intent.

C. Reserve Credit: For the New York domiciled Ceding Companies, the Reinsurer shall establish and maintain reserves with respect to ceded Policy liabilities that equal or exceed the Reinsurer's proportionate share of the reserve credit taken by the Ceding Company. For non-New York domiciled Ceding Companies, the Reinsurer shall establish and maintain reserves for their proportionate share with respect to the ceded Policy liabilities.

    The Ceding Company shall on a monthly basis provide the Reinsurer with a reserve summary for ceded Policy liabilities hereunder. The Ceding Company shall provide the Reinsurer with an annual actuarial certification of reserves applicable to such Policy liabilities following the calendar year end. The Reinsurer shall provide the Ceding Company with a certification of reserves on a quarterly basis. Accordingly, the Reinsurer shall provide a certification of reserves held as of January 15 for the prior year's end, as of April 15 for March 31, as of July 15 for June 30 and as of October 15 for September 30.

D. Statement Credit: The intent of this Agreement is for the Ceding Company to obtain credit on its annual statement for the reinsurance provided hereunder. If the Ceding Company is unable to take credit for the reinsurance in the Ceding Company's state of domicile, Reinsurer agrees to take such reasonable steps that may be necessary for the Ceding Company to obtain statement credit pursuant to the then applicable regulatory requirements through obtaining a clean, unconditional, irrevocable and evergreen Letter of Credit, establishing a trust account, or amending this Agreement to provide for reserves to be held by the Ceding Company or such other method as is then allowed under applicable law and regulation in the Ceding Company's state of domicile.

    If the Ceding Company is still unable to take credit on its annual statement, at the Ceding Company's option, the Ceding Company may recapture all inforce cessions or amounts thereof up to its retention limit.

E. Assignment: This Agreement shall be binding on the parties and their respective successors and permitted assignees. This Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

F. Rights Under The Agreement: This Agreement is solely between the Ceding Company and the Reinsurer. The acceptance of risks under this Agreement will create no right or legal relation between the Reinsurer and any other party, including the insured, owner or beneficiary of any insurance policy or other contract of the Ceding Company. The Ceding Company shall be solely liable to the insured, policyowner or beneficiary.

G. Confidentiality: Each party shall maintain the confidentiality of all confidential information, including individually identifiable information regarding customers, insureds and other persons ("Customer Information"), that is provided to it by the other party in connection with this Agreement in accordance with applicable laws and the terms of this Agreement. This obligation shall include the implementation of physical, administrative and electronic safeguards designed to ensure the confidentiality, security and integrity of such confidential information. For these purposes, confidential information does not include information that is (a) generally available in the public domain and is derived or received from such public sources; (b) received, obtained, developed or created independently from the performance of obligations under this Agreement; or (c) disclosed by or received from a third party, provided such disclosure was made without any violation of an independent obligation of confidentiality or Applicable Law.

    This obligation of confidentiality shall not apply if and to the extent that disclosure is required by applicable law or any court, governmental agency or regulatory authority or by subpoena or discovery request in pending litigation. In the event that either party becomes legally compelled to disclose any secret or confidential information of the other party, such party shall give prompt written notice of that fact to the other party so that such other party may seek an appropriate remedy to prevent such disclosure; provided, however, that this provision shall not apply to information that is or otherwise becomes available to the public or that was previously available on a non-confidential basis. This provision does not prohibit the sharing of information with Retrocessionaires or other parties engaged to provide services in connection with this Agreement, to the extent necessary to provide such services, provided that such Retrocessionaires and parties shall have agreed to maintain the confidentiality of such information in accordance with the terms of this Agreement.

    In the event that the Reinsurer becomes aware of the unauthorized access to or disclosure of Customer Information to a third party, it shall give prompt written notice of that fact to the Ceding Company and shall take reasonable steps prevent further unauthorized access or disclosure and mitigate damages and will cooperate with the Ceding Company to satisfy, at the Reinsurer's expense, all legal requirements including any required notification to affected individuals.

H. Inspection of Records: Each party and its employees and authorized representatives, respectively, may audit, during regular business hours, at the home office of the other party or at an alternate location as mutually agreed upon by the parties, provided that reasonable advance notice has been given, any and all books, records, statements, correspondence, reports, and other documents that relate to this Agreement or a Policy, unless such a record is protected from disclosure by the Attorney-client privilege or work product doctrine. Provided, however, that a party seeking to inspect records shall not have right of access to the records of the other party if the party seeking the inspection is not current in all payments due the other party. The audited party agrees to provide a reasonable work space for such audit, to cooperate fully and to disclose the existence of and to produce any and all necessary and reasonable materials requested by such auditors. Each party shall bear its own audit expenses. All such information, including audit reports and analyses, shall be kept confidential.

    The Reinsurer may perform claim, administration and underwriting audits in such form and detail as the parties may, from time to time, mutually agree upon.

I. Damages: The Reinsurer will not participate in punitive or compensatory damages that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or representatives in connection with claims covered under this Agreement. The Reinsurer will, however, pay its share of statutory penalties awarded against the Ceding Company in connection with claims covered under this Agreement if the Reinsurer agrees in writing to endorse the contest of the coverage in question.

    The parties recognize that circumstances may arise in which equity would require the Reinsurer, to the extent permitted by law, to share proportionately in punitive and compensatory damages. Such circumstances are difficult to define in advance, but would generally be those situations in which the Reinsurer was an active party and, in writing, recommended, consented to, or ratified the act or course of conduct of the Ceding Company that ultimately resulted in the assessment of the extra-contractual damages. In such situations, the Reinsurer and Ceding Company will share such damages so assessed, in equitable proportions.

    For purposes of this Article, the following definitions will apply.

    "Punitive Damages" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

    "Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

    "Statutory Penalties" are those amounts awarded as a penalty, but are fixed in amount by statute and exclude penalties arising under any applicable unfair trade practices statutes or regulations.

J. Errors and Omissions: If either the Ceding Company or the Reinsurer commits an unintentional error, oversight or misunderstanding (collectively referred to as "errors") in administering this Agreement, and upon the discovery of the error by either party the other party is promptly notified, the error shall be corrected by restoring both parties to the positions they would have occupied had the error not occurred.

    If it is not possible to restore each party to the position it would have occupied had the error not occurred, the parties shall endeavor in good faith to fashion a resolution to the situation created by the error that is fair and reasonable and most closely approximates the intent of the parties as evidenced by this Agreement.

K. Indemnification and Limitation of Liability: Each party shall indemnify and hold the other, its affiliates, directors, officers, employees and all other persons and entities acting on behalf of or under the control of any of them harmless from and against any and all claims, including reasonable legal expenses, that result from any negligent, dishonest, malicious, fraudulent or criminal act or omission or arising out of or related to any incorrect representation, warranty or obligation of this Agreement or any failure or breach of this Agreement by the indemnifying party, its directors, officers, employees, other representatives or any other person or entity acting on behalf of or under the control of any of them. In no event shall any party to this Agreement be liable to the other party for punitive, indirect or consequential damages arising under this Agreement for any cause whatsoever, whether or not such party has been advised or could have foreseen the possibility of such damages.

L. Entire Agreement: This Agreement supersedes all prior discussions and agreements between the parties and constitutes their sole and entire agreement with respect to its subject matter and there are no understandings between the parties with respect thereto other than as expressed in the Agreement.

M. Modifications to Agreement: Any change or modification of this Agreement shall be null and void unless made by written amendment to the Agreement and signed by both parties. No waiver by either party of any default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

N. Survival: All of the provisions of this Agreement, to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights hereunder, shall survive the termination of this Agreement.

O. Right of Offset: The Ceding Company or the Reinsurer may offset any balance or balances, including without limitation, premiums, claims or interest due from such party against any balance or balances due to the other party under this

    Agreement; provided, that in the event of insolvency of a party to this Agreement, such offsets shall be allowed only in accordance with the provisions of applicable law. All payments shall be effected through offsetting balances, electronic funds transfers or as the parties may otherwise agree in order to carry out the purposes of this Agreement.

P. Currency: All financial transactions under this Agreement shall be paid in the lawful currency of the United States.

Q. Independent Contractor: The parties shall be deemed to be independent contractors, each with full control over its respective business affairs and operations. This Agreement shall not be construed as a partnership or joint venture and neither party hereto shall be liable for any obligations incurred by the other party except as expressly provided herein.

R. Agents, Intermediaries, and Representatives: Each party represents that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the parties directly and without the intervention of any person in such manner as to give rise to any valid claim by any other person for a finder's fee, brokerage commission or similar payment.

S. Construction Rules: Each party represents that it has had sufficient opportunity to review and negotiate the terms of this Agreement and is fully aware of all the obligations and responsibilities created hereunder. Therefore, the parties agree that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Exhibit attached hereto. Exhibits attached hereto are incorporated into this Agreement. Captions are provided for reference only.

T. Compliance With Law: The Ceding Company has established and will maintain policies and procedures to comply with applicable laws and regulations relating to specially designated nationals or blocked persons, and any other laws, regulations, executive orders or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations or governments.

U. Notices and Communications: Unless provided elsewhere in this Agreement, routine communications, including those related to facultative submissions, claims, and monthly reports, that are required or permitted to be given under this Agreement shall be deemed to have been duly given if communicated, or confirmed, between the parties by facsimile, electronic mail or regular mail and/or telephone to the recipients designated by the Parties. Written notices and other non-routine communications related to all other matters under this Agreement shall be effective when delivered to any party at the address provided herein

      1.  If to the Ceding Company:
          Trisha Cox
          Metropolitan Life Insurance Company
          501 Boylston Street
          Boston, MA 02116
          email address: tcox1@metlife.com

      2.  If to the Reinsurer:
          Generali USA Life Reassurance Company
          General Counsel
          11625 Rosewood Street
          Suite 300
          Leawood, KS 66211

      3. Either party may change its address by giving the other party written notice of its new address; provided, however, that any notice of change of address shall be effective only upon receipt.

V. Representation of Authority and Acknowledgement of Understanding: Each party represents that it has full power and authority to enter into and to perform this Agreement and that the person signing this Agreement on its behalf has been properly authorized and empowered to do so. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

W. Representation of Valid Signature: Each party represents and warrants that this Agreement has been duly and validly signed on its behalf; that it has the full corporate power and authority necessary to perform its obligations hereunder; and that it shall maintain in force all necessary legal and regulatory authorizations.

X. Counterparts: This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Y. Retained Amounts: During the ten (10) years following the issue date of the original Policy, the Ceding Company shall not reinsure on any basis any portion of the amount it has retained on the business covered under this Agreement without written notification to the Reinsurer, except that the Ceding Company shall not be required to notify the Reinsurer of any reinsurance with any Company affiliated with the Ceding Company.

                                 ARTICLE XVII
                            EXECUTION OF AGREEMENT
                            ----------------------

   In witness of the above,

                   THE METROPOLITAN LIFE INSURANCE COMPANIES
                 WHICH SHALL INCLUDE THE FOLLOWING COMPANIES:
      METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK INSURANCE COMPANY,
    NEW ENGLAND LIFE INSURANCE COMPANY, A MASSACHUSETTS INSURANCE COMPANY, GENERAL AMERICAN LIFE INSURANCE COMPANY, A MISSOURI INSURANCE COMPANY, METLIFE INVESTORS USA INSURANCE COMPANY, A DELAWARE INSURANCE COMPANY,
      METLIFE INVESTORS INSURANCE COMPANY, A MISSOURI INSURANCE COMPANY, FIRST METLIFE INVESTORS INSURANCE COMPANY, A NEW YORK INSURANCE COMPANY,
 METROPOLITAN TOWER LIFE INSURANCE COMPANY, A DELAWARE INSURANCE COMPANY, AND
  METLIFE INSURANCE COMPANY OF CONNECTICUT, A CONNECTICUT INSURANCE COMPANY.
                     ("THE CEDING COMPANY" OR "COMPANIES")

                                      and

     GENERALI USA LIFE REASSURANCE COMPANY, A MISSOURI REINSURANCE COMPANY
                               ("THE REINSURER")

have by their respective officers executed and delivered this Agreement, effective JANUARY 1, 2012.

METROPOLITAN LIFE INSURANCE COMPANY

By:     /s/ Roberto Baron
        -------------------------
Name:   Roberto Baron
        -------------------------
Title:  Senior Vice President
        -------------------------

NEW ENGLAND LIFE INSURANCE COMPANY

By:     /s/ Roberto Baron
        -------------------------
Name:   Roberto Baron
        -------------------------
Title:  Vice President
        -------------------------

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:     /s/ Roberto Baron
        ------------------------------
Name:   Roberto Baron
        ------------------------------
Title:  Vice President
        ------------------------------

METLIFE INVESTORS USA INSURANCE COMPANY

By:     /s/ Roberto Baron
        ------------------------------
Name:   Roberto Baron
        ------------------------------
Title:  Vice President
        ------------------------------

METLIFE INVESTORS INSURANCE COMPANY

By:     /s/ Roberto Baron
        ------------------------------
Name:   Roberto Baron
        ------------------------------
Title:  Vice President
        ------------------------------

FIRST METLIFE INVESTORS INSURANCE COMPANY

By:     /s/ Roberto Baron
        ------------------------------
Name:   Roberto Baron
        ------------------------------
Title:  Vice President
        ------------------------------

METROPOLITAN TOWER LIFE INSURANCE COMPANY

By:     /s/ Roberto Baron
        ------------------------------
Name:   Roberto Baron
        ------------------------------
Title:  Vice President
        ------------------------------

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:     /s/ Roberto Baron
        ------------------
Name:   Roberto Baron
        ------------------
Title:  Vice President
        ------------------

GENERALI USA LIFE REASSURANCE COMPANY

By:     /s/ David Gates    By:     /s/ Amanda Morrison
        ----------------           --------------------
Name:   David Gates        Name:   Amanda Morrison
        ----------------           --------------------
Title:  SVP                Title:  Treaty Counsel
        ----------------           --------------------

                                   EXHIBIT I
                         LIMITS AND REINSURER'S SHARE
                         ----------------------------

REINSURER'S SHARE:

For policies with an Excess Reinsurance Basis as shown in Exhibit III:

       0% of the Policy face amount for amounts of $1.75MM or less
       5% of the Policy face amount for amounts over $1.75MM up to $46.75MM (or automatic binding limit if less)
       0% of the Policy face amount for amounts over $46.75MM (or automatic binding limit if less)

For policies with a First Dollar Reinsurance Basis as shown in Exhibit III:

       5% of the Policy face amount for amounts up to $46MM (or automatic binding limit if less)
       0% of the Policy face amount for amounts over $46MM (or automatic binding limit if less)

Note 1: In the event the Ceding Company can not retain its full share as described in Exhibit II, the Reinsurer shall also accept a 5/90 share of the difference between the dollar amount of the Ceding Company's share and the amount that the Ceding Company actually retains. The Reinsurer's acceptance of this share of this difference shall result in the Reinsurer having the same fraction of the total reinsurance on such Policy as the Reinsurer would have had if the Ceding Company had retained its full share.

AUTOMATIC BINDING LIMIT
-----------------------
The Ceding Company may not cede Policy amounts pursuant to Article I when the face amount of the Policy plus amounts in force with the Ceding Company exceeds the following.

                    Single Life                                            Joint Life
                        Above Table D   Above Table                           Above Table D   Above Table
                        through Table    H through                            through Table    H through
                        H (or greater   Table P (or                           H (or greater   Table P (or
                             than       greater than                               than       greater than
           Std through   $10.00/1000    $20.00/1000              Std through   $10.00/1000    $20.00/1000
           Table D (or  flat extra and flat extra and            Table D (or  flat extra and flat extra and
              up to         up to          up to                    up to         up to          up to
  Issue    $10.00/1000   $20.00/1000    $40.00/1000     Issue    $10.00/1000   $20.00/1000    $40.00/1000
  Ages     flat extra)#  flat extra)#   flat extra)#    Ages     flat extra)#  flat extra)#   flat extra)#
  -----    ------------ -------------- --------------   -----    ------------ -------------- --------------
0-17             $20 MM         $10 MM         $10 MM
18-75            $60 MM         $30 MM         $25 MM 18-75            $60 MM         $30 MM         $25 MM
76-80            $25 MM       $12.5 MM       $12.5 MM 76-80            $35 MM       $17.5 MM       $17.5 MM
81-85            $10 MM             $0             $0 81-85            $15 MM             $0             $0
86 & over            $0             $0             $0 86 & over            $0             $0             $0

# Also includes combinations of flat extras and table ratings (Using a table equivalent of $2.50/1000, the sum of the table equivalent + flat should not exceed the flat limits referenced in column headings above).

For Joint Life, if one life is uninsurable, use limits for the insurable life from the single life tables to determine the appropriate joint life limits; otherwise, if both lives are insurable, use limits for each life from the joint life tables and take greater of the two to determine the appropriate joint life limits.

Civilian Aviation Risks  $25,000,000 (Standard through $2/M)
                         $20,000,000 (Over $ 2/M through $3.50/M)
                         $15,000,000 (Over $3.50/M)

Professional Athletes^   $10,000,000

Foreign Risks*           $15,000,000 ("A" countries)
                         $30,000,000 ("B" countries)
                         $15,000,000 ("C" countries)

^ A Professional Athlete is defined as a player or coach on a National Hockey
  League, National Football League, National Basketball Association or Major League Baseball team.

*U.S./Canada/Guam/Puerto Rico Citizens/permanent residents of each traveling abroad for more than 12 weeks in a 12 month period to "A" countries and Foreign Residents of "A" countries; U.S./Canada/Guam/Puerto Rico Citizens/permanent residents of each traveling abroad for no more than 12 weeks in a 12 month period to "B" countries; U.S./Canada/Guam/Puerto Rico Citizens/permanent residents of each traveling abroad for no more than 12 weeks in a 12 month period to "C" countries.

Temporary Insurance Agreement  $1,000,000 ($2,000,000 for Joint Life)

JUMBO LIMIT
----- -----

$65,000,000 for Issue Ages 0-80 and $30,000,000 for Issue Ages 81-85 (lesser of previous amounts and $40,000,000 for Foreign Risks and $25,000,000 for Professional Athletes.)

                                  EXHIBIT II
                   CEDING COMPANY RETENTION LIMITS AND SHARE
                   -----------------------------------------

CEDING COMPANY SHARE: The percentage of the Policy face amount shown below in
---------------------
Part A, but not to exceed the retention limits shown in Part B.

A. Retained Percentage:

For policies with an Excess Reinsurance Basis as shown in Exhibit III:

       100% of the Policy face amount for amounts of $1.75MM or less
       10% of the Policy face amount for amounts over $1.75MM up to $46.75MM (or automatic binding limit if less)
       100% of the Policy face amount for amounts over $46.75MM (or automatic binding limit if less)

For policies with a First Dollar Reinsurance Basis as shown in Exhibit III:

       10% of the Policy face amount for amounts up to $46MM (or automatic binding limit if less)
       100% of the Policy face amount for amounts over $46MM (or automatic binding limit if less)

Note 1: Professional Athlete Share for policies with an Excess Reinsurance Basis as shown in Exhibit III is 25%. Professional Athlete Share for policies with a First Dollar Reinsurance Basis as shown in Exhibit III is 20%.

B. Retention Limits: For policies with amounts of $10MM or less, the amounts as shown below per policy. For policies with amounts greater than $10MM, the amounts as shown below per life.

                Single Life                                  Joint Life
               Std through
              Table D (or up  Above Table D               Std through    Above Table D
               to $10.00/1   (or greater than            Table D (or up (or greater than
   Issue         000 flat      $10.00/1000      Issue    to $10.00/1000   $10.00/1000
    Ages         extra)#       flat extra)      Ages      flat extra)#    flat extra)
   -----      -------------- ----------------   -----    -------------- ----------------
0-17                   $7 MM            $5 MM
18-75                 $20 MM           $15 MM 18-75              $20 MM           $15 MM
76-80                  $7 MM          $3.5 MM 76-80              $10 MM            $5 MM
81-85                  $4 MM            $2 MM 81-85               $5 MM          $2.5 MM
86-90                $1.5 MM               $0 86-90               $2 MM               $0
91 & over                 $0               $0 91 & over              $0               $0

# Also includes combinations of flat extras and table ratings (Using a table equivalent of $2.50/1000, the sum of the table equivalent + flat should not exceed the flat limits referenced in column headings above).

For Joint Life, if one life is uninsurable, use limits for the insurable life from the single life tables to determine the appropriate joint life limits; otherwise, if both lives are insurable, use limits for each life from the joint life tables and take greater of the two to determine the appropriate joint life limits.

Civilian Aviation Risks  $12,500,000 (Standard through $2/M)
                         $10,000,000 (Over $ 2/M through S3.50/M)
                         $7,500,000 (Over $3.50/M)

Professional Athletes^   $5,000,000

Foreign Risks*           $5,000,000 ("A" countries)
                         $12,500,000 ("B" countries)
                         $5,000,000 ("C" countries)

^ A Professional Athlete is defined as a player or coach on a National Hockey
  League, National Football League, National Basketball Association or Major League Baseball team.

* U.S./Canada/Guam/Puerto Rico Citizens/permanent residents of each traveling abroad for more than 12 weeks in a 12 month period to "A" countries and Foreign Residents of "A" countries; U.S./Canada/Guam/Puerto Rico Citizens/permanent residents of each traveling abroad for no more than 12 weeks in a 12 month period to "B" countries; U.S./Canada/Guam/Puerto Rico Citizens/permanent residents of each traveling abroad for no more than 12 weeks in a 12 month period to "C" countries.

Note 1: The dollar amount retention limits shown in Part B above are for Metropolitan Life Insurance Company (MLIC). In the event a Ceding Company other than MLIC cannot retain its full share based on the dollar amount retention limits for that particular Ceding Company, the Ceding Company shall reinsure the difference between the amount of the Ceding Company's share and the amount that the Ceding Company actually retains with MLIC.

                                  EXHIBIT III
                              POLICIES AND RIDERS
                              -------------------

The Policies and Riders underwritten by or on behalf of the Ceding Companies or simplified issue with fully underwritten rates, as described below may be ceded hereunder:

                                                                                   STATUTORY
                                                                                   VALUATION
                 REINSURANCE REINSURANCE  REINSURANCE    REINSURANCE      CEDING   MORTALITY    RATES TO BE
PRODUCT           CATEGORY      BASIS     MAXIMUM AGE      TABLE          COMPANY    TABLE          USED
-------          ----------- ------------ ----------- ------------------ --------- --------- -------------------
                                                      90-95modified -    MLI
GLT              Term        Excess               100 UW.xls             USA/FMLI  2001 CSO  6 Class Level Term
                 UL/Accum                             90-95modified -    MLIC, MLI           Permanent -5 class
JSUL 2005        Product     First Dollar         120 UW to age 120.xls  USA       2001 CSO  (joint life)
                                                                                             Permanent -5 class
                                                                                             (single life);
                                                                                             Permanent -4 class
                                                                                             (single life);
                 UL/Accum                             90-95modified -    MLIC, MLI           Permanent -2 class
GAUL07           Product     First Dollar         121 UW to age 120.xls  USA       2001 CSO  (single life)
                 UL/Accum                             90-95modified -    MLIC, MLI           Permanent -5 class
EAVUL08          Product     Excess               121 UW to age 120.xls  USA       2001 CSO  (single life)
Life Paid up at  UL/Accum                             90-95modified -                        Permanent -5 class
Age 100 (WL 08)  Product     Excess               121 UW to age 120.xls  MLIC      2001 CSO  (single life)
EEA COLI         UL/Accum                             90-95modified -                        Permanent -5 class
(2001 CSO)       Product     Excess               100 UW.xls             NELICO    2001 CSO  (single life)
                 UL/Accum                             90-95modified -                        Permanent -4 class
PPVUL            Product     Excess               100 UW.xls             GALIC     2001 CSO  (single life)
                 UL/Accum                             90-95modified -                        Permanent -2 class
Premier BOLI     Product     Excess               100 UW - ALB.xls       MLIC      2001 CSO  (single life)
                 UL/Accum                             90-95modified -    MLIC, MLI           Permanent -5 class
LASUL 09         Product     First Dollar         120 UW to age 120.xls  USA       2001 CSO  (joint life)
                                                                                             Permanent -5 class
                                                                                             (single life);
                                                                                             Permanent -4 class
                                                                                             (single life);
                 UL/Accum                             90-95modified -    MLIC, MLI           Permanent -2 class
GAUL 09          Product     First Dollar         121 UW to age 120.xls  USA       2001 CSO  (single life)
                 UL/Accum                             90-95modified -    MLIC, MLI           Permanent -5 class
WL 10            Product     Excess               120 UW to age 120.xls  USA       2001 CSO  (single life)
                 UL/Accum                             90-95modified -    MLIC, MLI           Permanent -5 class
LASUL 11         Product     First Dollar         120 UW to age 120.xls  USA       2001 CSO  (joint life)

                                                                            STATUTORY
                                                                            VALUATION
         REINSURANCE REINSURANCE  REINSURANCE    REINSURANCE       CEDING   MORTALITY    RATES TO BE
PRODUCT   CATEGORY      BASIS     MAXIMUM AGE       TABLE          COMPANY    TABLE          USED
-------  ----------- ------------ ----------- ------------------- --------- --------- -------------------
                                                                                      Permanent -5 class
                                                                                      (single life);
                                                                                      Permanent -4 class
                                                                                      (single life);
         UL/Accum                             90-95modified - UW  MLIC, MLI   2001    Permanent -2 class
GAUL 11  Product     First Dollar         121 to age 120.xls      USA         CSO     (single life)

Product
-------
GLT - Guaranteed Level Term
JSUL 2005 - Joint Universal Life with Secondary Guarantee
GAUL07 - Universal Life with Secondary Guarantee
EAVUL08 - Variable Universal Life
Life Paid up at Age 100 (WL08) - Whole Life
EEA COLI (2001 CSO) - Variable Universal Life
PPVUL - Variable Universal Life
Premier BOLI - Universal Life
LASUL 09 - Joint Universal Life with Secondary Guarantee
GAUL 09 - Universal Life with Secondary Guarantee
WL 10 - Whole Life
LASUL 11 - Joint Universal Life with Secondary Guarantee
GAUL 11 - Universal Life with Secondary Guarantee

Riders attached to the listed plans
-----------------------------------
ADBR - Accelerated Death Benefit Rider
Preliminary Term/Temporary Term
ART - Annually Renewable Term
JTCR - Joint Term Coverage Rider
RPR - Return of Premium Rider
EPTR - Estate Preservation Term Rider
SFIO - Scheduled Face Increase Option
PAIR - Option to Purchase Additional Insurance Rider
Inside Term Rider
Outside Term Rider
FTR - Flexible Term Rider

Other
-----
The Reinsurer shall pay its share of any claim after the Reinsurance Maximum Age under the extended maturity coverage, including interest, as defined in
Article VI. For joint life policies with one life insurable, this will be the Reinsurance Maximum Age of the insurable life and for joint life policies with both lives insurable, this will be the Reinsurance Maximum Age of the younger insured.

Products not listed above resulting from the exercise of business exchanges, policy split options, and purchase options shall be covered on an excess reinsurance basis.

For Policies ceded with RPR/SFIO riders, the maximum net amount at risk illustrated at the time of issue shall be used for purposes of underwriting, autobind limits, and jumbo limits. For Policies ceded facultatively with RPR rider, the ultimate amount ceded to the Reinsurers shall not exceed the maximum net amount at risk included in the facultative offers from the Reinsurers.

                                  EXHIBIT IV
                               REINSURANCE RATES
                               -----------------

There shall be no policy fees.

Premium rates shall be the same for automatic and facultative reinsurance.

For joint life policies with one life uninsurable, the life reinsurance premiums shall be equal to the single life reinsurance premiums for the insurable life. For all other joint life policies, the life reinsurance premiums shall be equal to the greater of the joint life reinsurance premiums or the minimum premium per thousand as shown in Table A. The joint life reinsurance premiums shall be calculated using the attached Joint Mortality Rate Formula and the single life reinsurance rates for each life. The single life reinsurance rates shall be equal to the attached single life mortality rates, as appropriate based on the Reinsurance Table shown in Exhibit III, multiplied by the appropriate percentage as shown in Table A, adjusted for substandard table ratings and single life flat extras as described below.

For single life policies, the life reinsurance premiums shall be equal to the attached single life mortality rates, as appropriate based on the Reinsurance Table shown in Exhibit III, multiplied by the appropriate percentage as shown in Table A, adjusted for substandard table ratings and single life flat extras as described below.

Life reinsurance premiums shall be payable to the Reinsurance Maximum Age as shown in Exhibit III and the reinsurance shall continue beyond the Reinsurance Maximum Age as shown in Exhibit III without any additional reinsurance premiums. For joint life policies with one life insurable, this will be the Reinsurance Maximum Age of the insurable life and for joint life policies with both lives insurable, this will be the Reinsurance Maximum Age of the younger insured.

Policies issued on a unisex basis shall be reinsured on a sex distinct basis.

Substandard table ratings shall increase the single life mortality rates by 25% per table.

The premiums shall be increased by any flat extra premium charged the insured less allowances. For flat extra premiums which are payable for six years or more, the first year allowance shall be 85% of the flat extra premium while the renewal allowance shall be 15% of the flat extra premium. For flat extra premiums which are payable for five years or less, the allowance shall be 15% in all years.

All substandard charges (table ratings and flat extras) reduce to standard at the earlier of 20 years from issue and attained age 80, but not before the end of the 10th year.

There is no reinsurance premium charged for the Accelerated Death Benefit Rider.

Premiums for Preliminary Term/Temporary Term for all underwriting classes shall be the same as the duration one rates for Life reinsurance premiums described above.

Riders that offer coverage on the base insured(s), use the same Reinsurance table and rates as the base plan. Additional coverages added after issue for RPR, SFIO, PAIR and FTR shall use point-in-scale rates.

Policies resulting from the exercise of business exchanges, policy split options, and purchase options shall be reinsured on a point-in-scale basis.

Life reinsurance premiums for table shaved policies shall be based on the actual substandard charges prior to table shaving.

For Policies covered under this agreement where the product is not listed in
Exhibit III, the parties shall mutually agree upon the appropriate rates to be used at the time the Policy is issued.

                                  EXHIBIT IV
                         JOINT MORTALITY RATE FORMULA

A = younger issue age                            B = older issue age
qx\\A +t\\= younger age mortality at duration t  qx\\B +t\\= older age mortality at duration t
C = Reinsurance Maximum Age as shown in Exhibit III

1. Extend the stream of q's for the older age to duration C-A. Individual rates for ages C+1 through C+20 are calculated by interpolating between the value at C and the value at age C+20. Use 1 for ages C+20 and beyond. If the Reinsurance Maximum Age = 120, individual rates for ages C+1 through C+10 are calculated by interpolating between the value at C and the value age C+10. If the Reinsurance Maximum Age = 120, use 1 for ages C+10 and beyond.

2.  px\\A\\ = 1 - qx\\A\\                   px\\B\\ = 1 - qx\\B\\
    px\\A + 1\\ = 1-qx\\A + 1\\ etc.        px\\B + 1\\ = 1 -qx\\B + 1\\

3.  \\t\\px\\A\\ = (px\\A\\)(px\\A+1\\)..
    (\\t\\px\\A + t-1\\)                    Probability that issue age A will survive to age A + t
    tpx\\B\\ =
    (px\\B\\)(px\\B+1\\)..(\\t\\px\\B+t-
    1\\)                                    Probability that issue age B will survive to age B + t

4.  jp\\t\\ = \\t\\px\\A\\ + \\t\\px\\B\\ -
    (\\t\\px\\A\\)( \\t\\px\\B\\)           Probability that issue age A or issue age B will survive t years

5.  jq\\1\\ = (qx\\A\\)(qx\\B\\)            Probability that issue age A and issue age B will die in the 1/st/ year

    For t = 2, 3, ..., C-A,
      jq\\t\\ = 1 - (jP\\t\\)/(jp\\t-1\\)   Probability that second death will occur between year (t-1) and year t

Note: Single life mortality rates are capped at 1.

Clarifying Note: The formulas above are based on q's expressed as rates per dollar of net amount at risk. If q's are expressed as rates per 1000 of net amount at risk, they should be adjusted to per dollar rates before being used in the above formulas.

                                  EXHIBIT IV
                       SINGLE LIFE MORTALITY RATE TABLES
                       ---------------------------------

The following single life mortality rate tables are attached:

  .   90-95 modified - UW             pages 1-12

  .   90-95 modified - UW - ALB       pages 1-12

  .   90-95 modified - UW to age 120  pages 1-12

                                   EXHIBIT V
                              MONTHLY STATEMENTS
                              ------------------

The Ceding Company shall provide the Reinsurer reports each month in substantial accord with those shown in this Exhibit.

MONTHLY BILLING SUMMARY
mm/dd/yyyy

XXX LIFE REINSURANCE

PREMIUM AMOUNT           $0.00
SHORT TERM PREMIUM       $0.00
LONG TERM PREMIUM        $0.00

COMMISSION ALLOW         $0.00
SHORT TERM COMMISSION    $0.00
LONG TERM COMMISSION     $0.00
DEATH CLAIM AMOUNT       $0.00
DELAYED SETTLE INTEREST  $0.00
PREMIUM ADJUSTMENT       $0.00
SHORT TERM PREM ADJ      $0.00
LONG TERM PREM ADJ       $0.00

COMMISSION ADJ           $0.00
SHORT TERM COMM ADJ      $0.00
LONG TERM COMM ADJ       $0.00

NET PAYMENT              $0.00

MONTHLY TRANSACTION FILE
mm/dd/yyyy
REINSURER:
TREATY:

Policy Number
Branch
Suffix
Joint Life Indicator
Record Type
Name of Insured
Date of Birth
Sex
Issue Age
Effective Date
Issue Date
Insured Underwriting Class
Automatic/Facultative Indicator
Plan Code
Plan Identifier
Series Type
Current Face Amount
Net Amount at Risk
Flat Extra Short Term Premium
Flat Extra Short Term Commission
Flat Extra Duration
Flat Extra Long Term Premium
Flat Extra Long Term Commission
Transaction Date
Transaction Thru Date
Policy Duration
Rating
Prior Policy Number
Prior Branch
Prior Suffix
Insured State of Residence at Issue
Transaction Code
Annual Premium
Premium Adjustment
Face Amount Paid
Delayed Settlement Interest

POLICY EXHIBIT

          EXHIBIT OF LIFE INSURANCE REINSURED BY
             REINSURER FOR ADMIN COMPANY MET              RUN DATE: xx-xx-xxxx
     REPORTED AS OF MONTH xxxx FOR TREATY Lxx-ULxxxx           PAGE : xx

                                             NUMBER OF   AMOUNT OF     AMOUNT OF    AMOUNT OF
                                             POLICIES    INSURANCE   STAT RESERVES TAX RESERVES
                                             --------- ------------- ------------- ------------
x.   INFORCE END OF PREVIOUS YEAR...........   xx,xxx  x,xxx,xxx,xxx x,xxx,xxx.xx   x,xxx,xx.xx
xA.  ISSUED DURING YEAR.....................   xx,xxx  x,xxx,xxx,xxx x,xxx,xxx.xx  x,xxx,xxx.xx
xB.  TERM CONVERSIONS ISSUED DURING YEAR....    x,xxx     xx,xxx,xxx   xxx,xxx.xx    xxx,xxx.xx
xC   NEGATIVE ISSUES........................   -x,xxx   -xxx,xxx,xxx   -xx,xxx.xx    -xx,xxx.xx
xD.  TOTAL ISSUES FROM LINES xA TO xC.......   xx,xxx  x,xxx,xxx,xxx x,xxx,xxx.xx  x,xxx,xxx.xx
x.   REINSURANCE ASSUMED....................
x.   REVIVED DURING YEAR....................       xx      x,xxx,xxx     x,xxx.xx      x,xxx.xx
x.   INCREASED DURING YEAR (NET)............      xxx      x,xxx,xxx    xx,xxx.xx     xx,xxx.xx
xA.  SUBTOTALS, LINES x TO x................   xx,xxx  x,xxx,xxx,xxx x,xxx,xxx.xx  x,xxx,xxx.xx
x .  ADDITIONS BY DIVIDEND DURING YEAR......      xxx              x         x.xx          x.xx
x.   AGGREGATE WRITE-INS FOR INCREASES......
x.   TOTALS (LINE X AND xA TO x)............  xxx,xxx  x,xxx,xxx,xxx x,xxx,xxx.xx  x,xxx,xxx.xx
x.   DEATH..................................      xxx      x,xxx,xxx     x,xxx.xx      x,xxx.xx
xx.  MATURITY...............................        x              x         x.xx          x.xx
xx.  DISABILITY.............................
xx.  EXPIRY.................................    x,xxx    xxx,xxx,xxx         x.xx          x.xx
xx.  SURRENDER..............................    x,xxx     xx,xxx,xxx    xx,xxx.xx     xx,xxx.xx
xx.  LAPSE..................................    x,xxx    xxx,xxx,xxx   xxx,xxx.xx    xxx,xxx.xx
xx.  CONVERSION.............................
xx.  DECREASED (NET)........................       xx      x,xxx,xxx    xx,xxx.xx     xx,xxx.xx
xx.  REINSURANCE............................
xx.  AGGREGATE WRITE-INS FOR DECREASES......
xx.  TOTALS (LINES x TO xx).................   xx,xxx    xxx,xxx,xxx   xxx,xxx.xx    xxx,xxx.xx
xx.  INFORCE END OF YEAR (LINE x - LINE xx).   xx,xxx  x,xxx,xxx,xxx x,xxx,xxx.xx  x,xxx,xxx.xx
xx.  REINSURANCE CEDED END OF YEAR..........
xx.  TOTALS (LINE XX TO LINE xx)............   xx,xxx  x,xxx,xxx,xxx x,xxx,xxx.xx  x,xxx,xxx.xx

INFORCE DETAIL REPORT
mm/dd/yyyy
REINSURER:
TREATY:

Policy Number
Branch
Suffix
Joint Life Indicator
Name of Insured
Date of Birth
Sex
Effective Date
Issue Date
Smoker Code
Automatic/Facultative Indicator
Plan Code
Plan Identifier
Series Type
Current Face Amount
Net Amount at Risk
Flat Extra Short Term Premium
Flat Extra Duration
Flat Extra Long Term Premium
Premium Start Date
Premium Thru Date
Policy Duration
Prior Policy Number
Prior Branch
Prior Suffix
Insured State of Residence at Issue
Annual Premium
Statutory Reserve

                                   AMENDMENT
                            EFFECTIVE MARCH 5, 2012
                                    to the
                    AUTOMATIC AND FACULTATIVE YRT AGREEMENT
                           EFFECTIVE JANUARY 1, 2012

                                    between

                   THE METROPOLITAN LIFE INSURANCE COMPANIES
                 WHICH SHALL INCLUDE THE FOLLOWING COMPANIES:
      METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK INSURANCE COMPANY,
    NEW ENGLAND LIFE INSURANCE COMPANY, A MASSACHUSETTS INSURANCE COMPANY, GENERAL AMERICAN LIFE INSURANCE COMPANY, A MISSOURI INSURANCE COMPANY, METLIFE INVESTORS USA INSURANCE COMPANY, A DELAWARE INSURANCE COMPANY,
      METLIFE INVESTORS INSURANCE COMPANY, A MISSOURI INSURANCE COMPANY,
   FIRST METLIFE INVESTORS INSURANCE COMPANY, A NEW YORK INSURANCE COMPANY, METROPOLITAN TOWER LIFE INSURANCE COMPANY, A DELAWARE INSURANCE COMPANY, AND
  METLIFE INSURANCE COMPANY OF CONNECTICUT, A CONNECTICUT INSURANCE COMPANY. (HEREINAFTER INDIVIDUALLY OR COLLECTIVELY REFERRED TO AS "THE CEDING COMPANY" OR
                                 "COMPANIES")

                                      AND

     GENERALI USA LIFE REASSURANCE COMPANY, A MISSOURI REINSURANCE COMPANY
                 (HEREINAFTER REFERRED TO AS "THE REINSURER")

This Agreement originally executed effective January 1, 2012 is hereby amended, effective March 5, 2012 for all eligible policies issued on or after the effective date of this amendment, including policies backdated for up to six
(6) months to save age.

NOW THEREFORE, in consideration of the mutual and foregoing recitals and the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1. Exhibit III is hereby replaced by the attached Exhibit 111- One additional product is added (L120).

All terms, provisions, and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In witness of the above,

                   THE METROPOLITAN LIFE INSURANCE COMPANIES
                 WHICH SHALL INCLUDE THE FOLLOWING COMPANIES:
      METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK INSURANCE COMPANY,
    NEW ENGLAND LIFE INSURANCE COMPANY, A MASSACHUSETTS INSURANCE COMPANY, GENERAL AMERICAN LIFE INSURANCE COMPANY, A MISSOURI INSURANCE COMPANY, METLIFE INVESTORS USA INSURANCE COMPANY, A DELAWARE INSURANCE COMPANY,
      METLIFE INVESTORS INSURANCE COMPANY, A MISSOURI INSURANCE COMPANY, FIRST METLIFE INVESTORS INSURANCE COMPANY, A NEW YORK INSURANCE COMPANY,
 METROPOLITAN TOWER LIFE INSURANCE COMPANY, A DELAWARE INSURANCE COMPANY, AND
  METLIFE INSURANCE COMPANY OF CONNECTICUT, A CONNECTICUT INSURANCE COMPANY.
                     ("THE CEDING COMPANY" OR "COMPANIES")

                                      and

     GENERALI USA LIFE REASSURANCE COMPANY, A MISSOURI REINSURANCE COMPANY
                               ("THE REINSURER")

have by their respective officers executed and delivered this Amendment, effective MARCH 5, 2012.

METROPOLITAN LIFE INSURANCE
COMPANY

By:     /s/ Roberto Baron
        -------------------------
Name:   Roberto Baron
        -------------------------
Title:  Senior Vice President
        -------------------------

NEW ENGLAND LIFE INSURANCE COMPANY

By:     /s/ Roberto Baron
        -------------------------
Name:   Roberto Baron
        -------------------------
Title:  Vice President
        -------------------------

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:         /s/ Roberto Baron
            -------------------------
Name:       Roberto Baron
            -------------------------
Title:      Vice President
            -------------------------

METLIFE INVESTORS USA INSURANCE COMPANY

By:         /s/ Roberto Baron
            -------------------------
Name:       Roberto Baron
            -------------------------
Title:      Vice President
            -------------------------

METLIFE INVESTORS INSURANCE
COMPANY

By:         /s/ Roberto Baron
            -------------------------
Name:       Roberto Baron
            -------------------------
Title:      Vice President
            -------------------------

FIRST METLIFE INVESTORS INSURANCE COMPANY

By:         /s/ Roberto Baron
            -------------------------
Name:       Roberto Baron
            -------------------------
Title:      Vice President
            -------------------------

METROPOLITAN TOWER LIFE INSURANCE COMPANY

By:         /s/ Roberto Baron
            -------------------------
Name:       Roberto Baron
            -------------------------
Title:      Vice President
            -------------------------

 METLIFE INSURANCE COMPANY OF
 CONNECTICUT

 By:     /s/ Roberto Baron
         -----------------------------
 Name:   Roberto Baron
         -----------------------------
 Title:  Vice President
         -----------------------------

 GENERALI USA LIFE REASSURANCE COMPANY

 By:     /s/ David A.Gates              By:     /s/ Amanda Morrison
         -----------------------------          -----------------------------
 Name:   David A.Gates                  Name:   Amanda Morrison
         -----------------------------          -----------------------------
 Title:  SVP                            Title:  Treaty Counsel
         -----------------------------          -----------------------------

                                  EXHIBIT III
                              POLICIES AND RIDERS
                              -------------------

The Policies and Riders underwritten by or on behalf of the Ceding Companies or simplified issue with fully underwritten rates, as described below may be ceded hereunder:

                                                                                   STATUTORY
                                          REINSURANCE                              VALUATION
                 REINSURANCE REINSURANCE    MAXIMUM      REINSURANCE      CEDING   MORTALITY     RATES TO BE
PRODUCT           CATEGORY      BASIS         AGE           TABLE         COMPANY    TABLE          USED
-------          ----------- ------------ ----------- ------------------- -------- --------- --------------------
                                                      90-95modified -     MLI
GLT              Term        Excess               100 UW.xls              USA/FMLI 2001 CSO  6 Class Level Term
                 UL/Accum                             90-95modified -     MLIC,              Permanent - 5 class
JSUL 2005        Product     First Dollar         120 UW to age 120. xls  MLI USA  2001 CSO  joint life)
                                                                                             Permanent - 5 class
                                                                                             (single life);
                                                                                             Permanent - 4 class
                                                                                             (single life);
                 UL/Accum                             90-95modified -     MLIC,              Permanent - 2 class
GAUL07           Product     First Dollar         121 UW to age 120.xls   MLI USA  2001 CSO  (single life)
                 UL/Accum                             90-95modified -     MLIC,              Permanent - 5 class
EAVUL08          Product     Excess               121 UW to age 120.xls   MLI USA  2001 CSO  (single life)
Life Paid up at  UL/Accum                             90-95modified -                        Permanent - 5 class
Age 100 (WL 08)  Product     Excess               121 UW to age 120.xls   MLIC     2001 CSO  (single life)
EEA COLI         UL/Accum                             90-95modified -                        Permanent - 5 class
(2001 CSO)       Product     Excess               100 UW.xls              NELICO   2001 CSO  (single life)
                 UL/Accum                             90-95modified -                        Permanent - 4 class
PPVUL            Product     Excess               100 UW.xls              GALIC    2001 CSO  (single life)
                 UL/Accum                             90-95modified -                        Permanent - 2 class
Premier BOLI     Product     Excess               100 UW- ALB.xls         MLIC     2001 CSO  (single life)
                 UL/Accum                             90-95modified -     MLIC,              Permanent - 5 class
LASUL 09         Product     First Dollar         120 UW to age 120.xls   MLI USA  2001 CSO  joint life)
                                                                                             Permanent - 5 class
                                                                                             (single life);
                                                                                             Permanent - 4 class
                                                                                             (single life);
                 UL/Accum                             90-95modified -     MLIC,              Permanent - 2 class
GAUL 09          Product     First Dollar         121 UW to age 120.xls   MLI USA  2001 CSO  (single life)
                 UL/Accum                             90-95modified -     MLIC,              Permanent - 5 class
WL 10            Product     Excess               120 UW to age 120.xls   MLI USA  2001 CSO  (single life)
                 UL/Accum                             90-95modified -     MLIC,              Permanent - 5 class
LASUL 11         Product     First Dollar         120 UW to age 120.xls   MLI USA  2001 CSO  joint life)

                                                                                   STATUTORY
                                          REINSURANCE                              VALUATION
                 REINSURANCE REINSURANCE    MAXIMUM                       CEDING   MORTALITY     RATES TO BE
PRODUCT           CATEGORY      BASIS         AGE     REINSURANCE TABLE   COMPANY    TABLE          USED
-------          ----------- ------------ ----------- ------------------ --------- --------- --------------------
                                                                                             Permanent - 5 class
                                                                                             (single life);
                                                                                             Permanent - 4 class
                 UL/                                                                         (single life);
                 Accum                                90-95modified -    MLIC, MLI           Permanent - 2 class
GAUL 11          Product     First Dollar         121 UW to age 120.xls  USA       2001 CSO  (single life)
                 UL/
Life Paid up at  Accum                                90-95modified -    MLIC, MLI           Permanent - 5 class
Age 120 (L120)   Product     Excess               120 UW to age 120.xls  USA       2001 CSO  (single life)

Product
-------
GLT - Guaranteed Level Term
JSUL 2005 - Joint Universal Life with Secondary Guarantee
GAUL07 - Universal Life with Secondary Guarantee
EAVUL08 - Variable Universal Life
Life Paid up at Age 100 (WL08) - Whole Life
EEA COLI (2001 CSO) - Variable Universal Life
PPVUL - Variable Universal Life
Premier BOLI - Universal Life
LASUL 09 - Joint Universal Life with Secondary Guarantee
GAUL 09 - Universal Life with Secondary Guarantee
WL 10 - Whole Life
LASUL 11 - Joint Universal Life with Secondary Guarantee
GAUL 11 - Universal Life with Secondary Guarantee
Life Paid up at Age 120 (L120) - Whole Life

Riders attached to the listed plans
-----------------------------------
ADBR - Accelerated Death Benefit Rider
Preliminary Term/Temporary Term
ART - Annually Renewable Term
JTCR - Joint Term Coverage Rider
RPR - Return of Premium Rider
EPTR - Estate Preservation Term Rider
SFIO - Scheduled Face Increase Option
PAIR - Option to Purchase Additional Insurance Rider
Inside Term Rider
Outside Term Rider
FTR - Flexible Term Rider

Other
-----
The Reinsurer shall pay its share of any claim after the Reinsurance Maximum Age under the extended maturity coverage, including interest, as defined in
Article VI. For joint life policies with one life insurable, this will be the Reinsurance Maximum Age of the insurable life and for joint life policies with both lives insurable, this will be the Reinsurance Maximum Age of the younger insured.

Products not listed above resulting from the exercise of business exchanges, policy split options, and purchase options shall be covered on an excess reinsurance basis.

[ ] maxiumum net amount at risk illustrated at the time of issue shall be used for purposes of underwriting, autobind limits, and jumbo limits. For Policies ceded facultatively with RPR rider, the ultimate amount ceded to the Reinsurers shall not exceed the maximum net amount at risk included in the facultative offers from the Reinsurers.